February 24, 2011

Federal Home Loan Bank of Topeka
2011 Executive Short-Term Incentive Plan Targets
Goal Metrics, Metric Performance Ranges, Metric Weights and Shareholder Safeguard

This document specifies goal metrics, metric performance ranges, metric weights and shareholder safeguard for the participants (Participants) in the Executive Short-Term Incentive Plan (Plan).

A.	Goal Metrics. The following goal metrics are assigned to the Participants under the Plan. All calculations including interest rates will be rounded to two decimal places.

1.	Core Return Spread on Class B Common Stock

•	Definition: The spread between Pre-ASC 815 (formerly referred to as SFAS 133), Pre AHP/REFCORP core return available for Class B Common Stock (weighted by the amount Class B Common Stock outstanding each day) and the weighted average daily Overnight Federal funds effective rate (Fed Effective).

•	Measure: Pre-ASC 815, AHP and REFCORP core return available for Class B Common Stock (using core income as defined below), less earnings attributed to Class A Common Stock (defined as the sum of the daily amounts calculated by multiplying the outstanding Class A Common Stock times Fed Effective plus 1.61 percent for each day), relative to average Class B Common Stock outstanding for the period as a spread over the Fed Effective for the period.

Core income is defined as follows:

•	Net income calculated under generally accepted accounting principles (GAAP)

•	Plus AHP/REFCORP assessments

•	Excluding the impact or adjustment required because of Accounting Standards Codification 815 (ASC 815)

•	Plus dividends on redeemable Class A and Class B Common Stock treated as interest expense under Statement of Financial Accounting Standards No. 150

•	Minus prepayment fees

•	Minus/plus realized or unrealized gains/losses on securities (excludes any charges for other-than-temporary impairment of securities)

•	Minus/plus gains/losses on early retirement of debt and related derivatives

•	Minus/plus any amortization/accretion of premium/discount on unswapped mortgage-backed securities in the FHLBank’s trading portfolio (not amortized/accreted under GAAP)

•	Performance Range:

Annual Performance Range
Threshold	5.53%
Target	9.87%
Optimum	14.21%

2.	Net Income after Capital Charge

•	Definition: The dollar amount of core income as defined in the above metric, but Post-AHP/REFCORP, which exceed the cost of the required return on capital.

•	Measure: Core income as defined in the Net Income after Capital Charge Definition above, less required return on all capital. If REFCORP obligations are fulfilled during the Plan year, this metric shall be calculated as if FHLBank is still obligated to pay REFCORP obligations for the entire Plan year. The required return on capital is the sum of the outstanding Class B Common Stock times three-month LIBOR plus 1.00 percent for each day during the year plus the sum of all other capital (regulatory for Class A Common Stock and GAAP for retained earnings and other comprehensive income) times three-month LIBOR for each day during the year.

•	Performance Range:

Annual Performance Range
Threshold	$26,100,000
Target	$52,200,000
Optimum	$78,300,000

3.	Retained Earnings

Definition: The dollar amount of GAAP Retained Earnings as of 12/31/2011. If REFCORP obligations are fulfilled during the Plan year, this metric shall be calculated as if FHLBank is still obligated to pay REFCORP obligations for the entire Plan year.

•	Measure: Retained earnings as defined above as reported on the 12/31/11 balance sheet.

•	Performance Ranges:

Annual Performance Range
Threshold	$358,520,000
Target	$395,416,000
Optimum	$432,312,000

4.	Mission Product Utilization

•	Definition: Member usage of mission-oriented products. Mission-oriented products consist of the following:

•	Affordable Housing Program (AHP);

•	CICA — Community Housing Program (CHP); CHP Plus; Community Development Program (CDP); and HELP

•	Homeownership Set-aside Programs (RFHP or TOP); and

•	Joint Opportunities for Building Success (JOBS).

•	Measure: Calculate the number of FHLBank members at the time of mission product usage that qualify as a user of a product (as defined below following each product) at any time during the current calendar year. For purposes of calculating the number of qualifying users a member is counted only once within each mission-oriented product category. Program participation use is credited and remains credited for the entire calendar year irrespective of whether the participating member is subsequently acquired, merged or otherwise terminates FHLBank membership.

•	Mission-oriented Product Category Usage Definitions

•	AHP — Applications submitted. Applications submitted by a member but subsequently deemed to be ineligible by FHLBank will be counted as a qualified use.

•	CICA — Applications approved.

•	Homeownership Set-aside Programs (RFHP or TOP) — Agreements submitted.

•	JOBS — Applications submitted.

•	Performance Range:

Annual Performance Range
Threshold	350
Target	425
Optimum	500

5.	Risk Management – Market, Credit and Liquidity Risks

Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area. General risk categories are market, credit, and liquidity risks.

•	Performance Ranges

Weighted Average Score	Payout
5 (superior)	150%
4 (highly successful)	125%
3 (successful)	100%
2.5 (moderately successful)	50%
2 (marginally successful)	0%
1 (unsuccessful)	0%

•	Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Area	Weighting
Liquidity Risk	30%
Market Risk	40%
Credit Risk	30%
Total	100%

6.	Risk Management – Compliance, Business and Operations Risks

Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area. General risk categories are compliance, business and operations risks.

•	Performance Ranges

Weighted Average Score	Payout
5 (superior)	150%
4 (highly successful)	125%
3 (successful)	100%
2.5 (moderately successful)	50%
2 (marginally successful)	0%
1 (unsuccessful)	0%

•	Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Area	Weighting
Compliance Risk	30%
Business Risk	40%
Operations Risk	30%
Total	100%

B. Shareholder Safeguard. The shareholder safeguard metrics are meeting Risk Based Capital requirements and receiving a composite examination rating of “3” or better. If these threshold levels of performance are not met, no incentive will be paid under this plan.

C. Metric Weights. The following metric weight for each goal metric is assigned to the Participants:

	Andy Jetter	Mark Yardley
Objective	Dave Fisher	Denise Cauthon	Pat Doran
1. Core Return Spread on Class B Common Stock	20%	10%	15%
2. Net Income after Capital Charge	20%	10%	15%
3. Retained Earnings	10%	20%	10%
4. Mission Product Utilization	10%	10%	10%
5. Risk Management- Market, Credit, Liquidity	20%	20%	20%
6. Risk Management- Compliance, Business, Operations	20%	30%	30%
Total	100%	100%	100%